AMENDED AND RESTATED FOREIGN CUSTODY MANAGER AGREEMENT


      AGREEMENT made as of May 16, 2001 between Each Investment Company Listed on Schedule 1 attached hereto (each a "Fund") and The Bank of New York ("BNY").


                              W I T N E S S E T H:

      WHEREAS, each Fund appointed BNY as a Foreign Custody Manager on the terms and conditions contained in a certain Foreign Custody Agreement made as of July 30, 1998 or May 7, 1998, and effective as of February 27, 1998 (the "Prior Agreement");

      WHEREAS,  each  Fund  and BNY  desire  to amend  and  restate  the  Prior
Agreement;

      WHEREAS, BNY desires to continue to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, each Fund and BNY hereby agree as follows:



ARTICLE I.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "BOARD" shall mean the board of directors or board of trustees, as the case may be, of the Fund.

2.    "ELIGIBLE FOREIGN CUSTODIAN" shall have the meaning provided in the Rule.

3. "MONITORING SYSTEM" shall mean a system established by BNY to fulfill the Responsibilities (as herein defined) specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4. "RESPONSIBILITIES" shall mean the responsibilities delegated to BNY under the Rule (as herein defined) as a Foreign Custody Manager with respect to each Specified Country (as herein defined) and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5. "RULE" shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

6. "SPECIFIED COUNTRY" shall mean each country listed on Schedule 2 attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to BNY as custodian (the "Custodian") under its Custody Agreement with the Fund.

ARTICLE II.
                        BNY AS A FOREIGN CUSTODY MANAGER

1. Each Fund on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2. BNY accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets (as defined in the Rule) would exercise.

3. BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to Foreign Assets (as defined in the Rule) of the Fund with any such Eligible Foreign Custodian.

ARTICLE III.
                                RESPONSIBILITIES

1. Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Fund's foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Fund whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2. For purposes of clause (d) of preceding Section 1 of this Article, BNY's determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, "Country Risks" shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian's use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country's financial infrastructure; (c) such country's prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.
                                 REPRESENTATIONS

1. Each Fund hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present, and (c) the Board or the Fund's investment advisor has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to such country.

2. BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY's execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.
                                 CONCERNING BNY

1. BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Fund, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2. The Fund shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY's performance hereunder, provided that the Fund shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY's failure to exercise the reasonable care, prudence and diligence required by Section 2 of
Article II hereof.

3. For its services hereunder, the Fund agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4. BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.
                         LIMITED LIABILITY OF EACH FUND

      BNY acknowledges that is has received notice of and accepts the limitations of liability as set forth in each Fund's Agreement and Declaration of Trust, Articles of Incorporation, or Agreement of Limited Partnership. BNY agrees that each Fund's obligation hereunder shall be limited to the assets of the Fund, and that BNY shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any Board Member, officer, employee, or agent of the Fund.

ARTICLE VII.
                                  MISCELLANEOUS

1. This Agreement shall be deemed a separate agreement between each Fund and BNY and constitutes the entire agreement between each Fund and BNY as a foreign custody manager, and no provision in the Custody Agreement between a Fund and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement with a Fund.

2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 100 Church Street, 10th Floor,, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if received by it at its offices at 777 Mariners' Island Boulevard, San Mateo, California 94404,
Attention: Secretary, or at such other place as the Fund may from time to time designate in writing.

4. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6. The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8. This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Fund and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.


      IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.



                               EACH INVESTMENT COMPANY LISTED ON SCHEDULE 1
                               HERETO



                               By:  /s/ MURRAY L. SIMPSON
                                    ----------------------
                               Title: Vice President






                              THE BANK OF NEW YORK



                               By: /s/ IRA R. ROSNER
                                  -------------------
                               Title: Ira R. Rosner
                                      Vice President




             AMENDED AND RESTATED FOREIGN CUSTODY MANAGER AGREEMENT

                                   SCHEDULE 1

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Foreign Custody Manager Agreement dated as of May 16, 2001.

-----------------------------------------------------------------------------------------------------------------------------------
INVESTMENT COMPANY                           ORGANIZATION                       SERIES ---(IF APPLICABLE)
-----------------------------------------------------------------------------------------------------------------------------------

Franklin Custodian Funds, Inc.               Maryland Corporation               DynaTech Series
                                                                                Growth Series
                                                                                Income Series
                                                                                Utilities Series

Franklin Floating Rate Master Trust          Delaware Business Trust            Franklin Floating Rate Master Series Trust

Franklin Gold and Precious Metals Fund       Delaware Business Trust

Franklin Growth and Income Fund              Delaware Business Trust

Franklin High Income Trust                   Delaware Business Trust            AGE High Income Fund

Franklin Investors Securities Trust          Massachusetts Business Trust       Franklin Convertible Securities Fund
                                                                                Franklin Equity Income Fund
                                                                                Franklin Floating Rate Daily Access Fund
                                                                                Franklin Global Government Income Fund
                                                                                Franklin Total Return Fund

Franklin Managed Trust                       Delaware Business Trust            Franklin Rising Dividends Fund

Franklin Mutual Series Fund Inc.             Maryland Corporation               Mutual Beacon Fund
                                                                                Mutual Discovery Fund
                                                                                Mutual European Fund
                                                                                Mutual Financial Services Fund
                                                                                Mutual Qualified Fund
                                                                                Mutual Shares Fund

Franklin Real Estate Securities Trust        Delaware Business Trust            Franklin Real Estate Securities Fund

Franklin Strategic Mortgage Portfolio        Delaware Business Trust

Franklin Strategic Series                    Delaware Business Trust            Franklin Aggressive Growth Fund
                                                                                Franklin Biotechnology Discovery Fund
                                                                                Franklin Blue Chip Fund
                                                                                Franklin Global Communications Fund
                                                                                Franklin Global Health Care Fund
                                                                                Franklin Large Cap Growth Fund
                                                                                Franklin Natural Resources Fund
                                                                                Franklin Small Cap Growth Fund I
                                                                                Franklin Small Cap Growth Fund II
                                                                                Franklin Strategic Income Fund
                                                                                Franklin Technology Fund
                                                                                Franklin U.S. Long-Short Fund

Franklin Templeton Fund Allocator Series                                        Franklin Templeton Conservative Target Fund
                                                                                Franklin Templeton Moderate Target Fund
                                                                                Franklin Templeton Growth Target Fund

Franklin Templeton International Trust                                          Templeton Pacific Growth Fund

Franklin Templeton Variable Insurance        Massachusetts Business Fund        Franklin Aggressive Growth Securities Fund
 Products Trust                                                                 Franklin Global Communications Securities Fund
                                                                                Franklin Global Health Care Securities Fund
                                                                                Franklin Growth and Income Securities Fund
                                                                                Franklin High Income Fund
                                                                                Franklin Income Securities Fund
                                                                                Franklin Large Cap Growth Securities Fund
                                                                                Franklin Money Market Fund
                                                                                Franklin Natural Resources Securities Fund
                                                                                Franklin Real Estate Fund
                                                                                Franklin Rising Dividends Securities Fund
                                                                                Franklin Small Cap Fund
                                                                                Franklin Strategic Income Securities Fund
                                                                                Franklin S&P 500 Index Fund
                                                                                Franklin Technology Securities Fund
                                                                                Franklin U.S. Government Fund
                                                                                Franklin Value Securities Fund
                                                                                Franklin Zero Coupon Fund - 2005
                                                                                Franklin Zero Coupon Fund - 2010
                                                                                Mutual Discovery Securities Fund
                                                                                Mutual Shares Securities Fund
                                                                                Templeton Global Income Securities Fund

Franklin Value Investors Trust               Massachusetts Business Trust       Franklin Balance Sheet Investment Fund
                                                                                Franklin Large Cap Value Fund
                                                                                Franklin MicroCap Value Fund
                                                                                Franklin Value Fund

CLOSED END FUNDS:

Franklin Floating Rate Trust                 Delaware Business Trust

Franklin Multi-Income Trust                  Massachusetts Business Trust

Franklin Universal Trust                     Massachusetts Business Trust
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Revised 5/1/01




                                  SCHEDULE 2

                      WORLDWIDE NETWORK OF SUBCUSTODIANS


COUNTRY                       SUBCUSTODIAN
-------                       ------------

Argentina                     Banco Rio de La Plata
Australia                     National Australia Bank Limited
Austria                       Bank Austria AG
Bahrain                       HSBC Bank Middle East
Bangladesh                    Standard Chartered Bank PLC
Belgium                       Banque Bruxelles Lambert
Benin                         Societe Generale de Banques en Cote d'lvoire
Bermuda                       Bank of Bermuda Limited
Bolivia                       Citibank, N.A.
Botswana                      Barclays Bank of Botswana Ltd.
Brazil                        BankBoston, N.A.
Bulgaria                      ING Bank
Burkina Faso                  Societe Generale de Banques en Cote d'lvoire
Canada                        Royal Bank of Canada
Chile                         BankBoston, N.A.
China                         The Standard Chartered Bank
Colombia                      Cititrust Colombia S.A.
Costa Rica                    Banco BCT
Croatia                       Privredna Banka Zabreb d.d.
Cyprus                        Bank of Cyprus
Czech Republic                Ceskoslovenska Obchodni Banka A.S.
Denmark                       Danske Bank
EASDAQ                        Banque Bruxelles Lambert
Ecuador                       Citibank, N.A.
Egypt                         Citibank, N.A.
Estonia                       Hansabank, Ltd.
Euromarket                    Clearstream
Euromarket                    Euroclear
Finland                       Merita Bank plc
France                        BNP PARIBAS/Credit Agricole Indosuez
Germany                       Dresdner Bank AG
Ghana                         Barclays Bank of Ghana Ltd.
Greece                        BNP PARIBAS
Guinea Bissau                 Societe Generale de Banques en Cote d'lvoire
Hong Kong                     The Hongkong and Shanghai Banking Corp. Limited
Hungary                       Citibank Budapest Rt.
Iceland                       Landsbanki Islands
India                         The Hongkong and Shanghai Banking Corp.Limited/
                              Deutsche Bank
Indonesia                     The Hongkong and Shanghai Banking Corp. Limited
Ireland                       Allied Irish Banks plc
Israel                        Bank Leumi Le-Israel B.M.
Italy                         Banca Commerciale Italiana/BNP PARIBAS
Ivory Coast                   Societe Generale de Banques en Cote d'lvoire
Jamaica                       CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                         The Bank of Tokyo-Mitsubishi Limited/The Fuji
                              Bank, Limited
Jordan                        HSBC Bank Middle East
Kazakhstan                    ABN/AMRO
Kenya                         Barclays Bank of Kenya Limited
Latvia                        Hansabanka Limited
Lebanon                       HSBC Bank Middle East
Lithuania                     Vilniaus Bankas
Luxembourg                    Banque et Caisse d'Epargne de L'Etat
Malaysia                      HSBC Bank Malaysia Berhad
Mali                          Societe Generale de Banques en Cote d'lvoire
Malta                         HSBC Bank Malta p.l.c.
Mauritius                     Hongkong and Shanghai Banking Corp.
Mexico                        Banco Nacional de Mexico
Morocco                       Banque Commerciale du Maroc
Namibia                       Stanbic Bank Namibia Limited
Netherlands                   Fortis Bank (Nederland) N.V.
New Zealand                   National Nominees Limited
Niger                         Societe Generale de Banques en Cote d'lvoire
Nigeria                       Stanbic Merchant Bank Nigeria Limited
Norway                        Den norske Bank ASA
Oman                          HSBC Bank Middle East
Pakistan                      Standard Chartered Bank
Palestinian Autonomous Area   HSBC Bank Middle East, Ramallah
Panama                        BankBoston, N.A.
Peru                          Citibank, N.A.
Philippines                   The Hongkong and Shanghai Banking Corp., Limited
Poland                        Bank Handlowy w Warszawie S.A.
Portugal                      Banco Comercial Portugues, S.A.
Qatar                         HSBC Bank Middle East, Doha
Romania                       ING Bank
Russia                        Credit Suisse First Boston AO/
                              Vneshtorgbanke (Min Fin Bonds only)
Senegal                       Societe Generale de Banques en Cote d'lvoire
Singapore                     United Overseas Bank Limited/Development Bank
                              of Singapore
Slovakia                      Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                      Bank Austria Creditanstalt d.d. Ljubljana
South Africa                  Standard Bank of South Africa Limited/Societe
                              Generale,
                              Johannesburg Branch
South Korea                   Standard Chartered Bank
Spain                         Banco Bilbao Vizcaya Argentaria SA /
                              Banco Santander Central Hispano
Sri Lanka                     Standard Chartered Bank
Swaziland                     Stanbic Bank Swaziland Limited
Sweden                        Skandinaviska Enskilda Banken
Switzerland                   Credit Suisse First Boston
Taiwan                        The Hongkong and Shanghai Banking Corporation,
                              Limited
Thailand                      Standard Chartered Bank/Bangkok Bank Public
                              Company Ltd.
Togo                          Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago             Republic Bank Limited
Tunisia                       Banque Internationale Arabe de Tunisie
Turkey                        Osmanli Bankasi A.S.(Ottoman Bank)
Ukraine                       ING Bank
United Kingdom                The Bank of New York/The Depository & Clearing
                              Centre (DCC)
United States                 The Bank of New York
Uruguay                       BankBoston, N.A.
Venezuela                     Citibank, N.A.
Zambia                        Barclays Bank of Zambia Limited
Zimbabwe                      Barclays Bank of Zimbabwe Limited